Limited Power of Attorney Securities Law
Compliance

The undersigned, as an officer or
director of Endocyte, Inc. (the
"Company"), hereby constitutes and
appoints Michael A. Sherman and Beth A.
Taylor, and each of them, the
undersigned's true and lawful attorney in fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5, Form ID and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule
144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys in fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file
Forms 144, Forms 3, 4 and 5 or Forms ID
with respect to the undersigned's
holdings of and transactions in
securities issued by the Company unless
earlier revoked by the undersigned in a
writing delivered to the foregoing
attorneys-in-fact.

This Limited Power of Attorney is
executed as of the date set forth below.

/s/ Patrick Machado
Signature

Patrick Machado
Type or Print Name

Dated:    28-Feb-18


Witness:

/s/ Fenella L. Harris
Signature

Fenella L. Harris
Type or Print Name

Dated:     28-Feb-18

US.115887916.02